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                                                                    EXHIBIT 21


                              List of Subsidiaries



Subsidiary                                    Jurisidction of Incorporation

Golden Eagle Systems, Inc.                    Texas
Comptronix Corporation                        N/A
Elexsys International, Inc.                   Delaware
Sanmina B.V.                                  Netherlands
Sanmina Ireland Ltd.(1)                       Ireland






















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     (1)   A subsidiary of Sanmina B.V.